Exhibit 10.8

ASSET REPRESENTATIONS REVIEW AGREEMENT

among

PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1,
as Issuer,

PORSCHE FINANCIAL SERVICES, INC.,
as Sponsor and Servicer

and

CLAYTON FIXED INCOME SERVICES LLC,
as Asset Representations Reviewer

Dated as of June 12, 2026

Table of Contents

i	PILOT 2026-1: Asset Representations Review Agreement

Table of Contents
(continued)

Schedule A – Representations and Warranties, Review Materials and Tests

ii	PILOT 2026-1: Asset Representations Review Agreement

ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of June 12, 2026 (this “Agreement”), among PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1, a Delaware statutory trust, as Issuer (the “Issuer”), PORSCHE FINANCIAL SERVICES, INC., a Delaware corporation (“PFS”), as Sponsor (in such capacity, the “Sponsor”) and Servicer (in such capacity, the “Servicer”), and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company (“Clayton”), as Asset Representations Reviewer (the “Asset Representations Reviewer”).

WITNESSETH:

WHEREAS, in the regular course of business, motor vehicle centers or dealers in the Porsche network have assigned retail closed-end motor vehicle lease contracts and the related leased vehicles to Porsche Leasing Ltd., as origination trust (the “Origination Trust”);

WHEREAS, in connection with a securitization transaction sponsored by PFS, the Origination Trust established a special unit of beneficial interest (the “SUBI”) and allocated to the SUBI certain leases and related leased vehicles owned by the Origination Trust, which are represented by a SUBI certificate representing a beneficial interest in that SUBI (the “2026-1 SUBI Certificate”);

WHEREAS, the Origination Trust issued the 2026-1 SUBI Certificate to Porsche Funding Limited Partnership (“PFLP”), as UTI Beneficiary, and PFLP transferred the 2026-1 SUBI Certificate to Porsche Auto Funding LLC (the “Transferor”), which in turn transferred the 2026-1 SUBI Certificate to the Issuer pursuant to a SUBI Transfer Agreement, in exchange for the Notes and Certificates issued by the Issuer;

WHEREAS, the Issuer has granted a security interest in the 2026-1 SUBI Certificate to the Indenture Trustee, for the benefit of the Holders of Notes, as security for the Notes issued by the Issuer under the Indenture; and

WHEREAS, the Issuer desires to engage the Asset Representations Reviewer to perform reviews of certain Leases for compliance with the representations and warranties made with respect thereto;

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and conditions contained herein, the parties hereto agree as follows.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1         Usage and Definitions.

(a)            Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the SUBI Sale Agreement, dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “SUBI Sale Agreement”) between PFLP and the Transferor, which also contains rules as to usage that are applicable herein.

PILOT 2026-1: Asset Representations Review Agreement

(b)            Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” and all variations thereof means “including without limitation”; (e) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any Person include that Person’s successors and assigns; (g) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 1.2         Additional Definitions. The following terms have the meanings given below:

“Asset Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test and each Subject Lease according to Section 3.4.

“Confidential Information” has the meaning set forth in Section 4.9(b).

“Information Recipients” has the meaning set forth in Section 4.9(a).

“Issuer PII” has the meaning set forth in Section 4.10(a).

“Personally Identifiable Information” or “PII” has the meaning stated in Section 4.10(a).

“Review Fee” has the meaning set forth in Section 4.3(b).

“Review Materials” means, for an Asset Review and a Subject Lease, the documents and other materials for each Test listed under “Review Materials” in Schedule A.

“Review Report” means, for an Asset Review, the report of the Asset Representations Reviewer prepared in accordance with Section 3.5.

“Test” has the meaning set forth in Section 3.4(a).

“Test Complete” has the meaning set forth in Section 3.4(c).

“Test Fail” has the meaning set forth in Section 3.4(a).

“Test Incomplete” has the meaning set forth in Section 3.4(a).

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“Test Pass” has the meaning set forth in Section 3.4(a).

ARTICLE II
ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.1         Engagement; Acceptance. The Issuer hereby engages Clayton to act as the Asset Representations Reviewer for the Issuer. Clayton hereby accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms in this Agreement.

Section 2.2         Confirmation of Scope. The parties confirm that the Asset Representations Reviewer is not responsible for determining whether noncompliance with the representations or warranties constitutes a breach of the Transaction Documents.

ARTICLE III
ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.1         Review Notices. On receipt of a Review Notice from the Indenture Trustee in accordance with Section 7.5 of the Indenture, the Asset Representations Reviewer will start an Asset Review. The Asset Representations Reviewer will have no obligation to start an Asset Review until a Review Notice is received.

Section 3.2         Identification of Subject Leases. Within ten (10) Business Days after receipt of a Review Notice, the Servicer will deliver to the Asset Representations Reviewer a list of the Subject Leases.

Section 3.3         Review Materials.

(a)            Access to Review Materials. The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Subject Leases within sixty (60) calendar days after receipt of the Review Notice in one or more of the following ways in the Servicer’s reasonable discretion: (i) by electronic posting of Review Materials to a password-protected website to which the Asset Representations Reviewer has access, (ii) by providing originals or photocopies of documents relating to the Subject Leases at one of the properties of the Servicer or (iii) in another manner agreed by the Servicer and the Asset Representations Reviewer. The Servicer may redact or remove Issuer PII from the Review Materials so long as all information in the Review Materials necessary for the Asset Representations Reviewer to complete the Asset Review remains intact and unchanged.

(b)            Missing or Insufficient Review Materials. The Asset Representations Reviewer will review the Review Materials to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test. If the Asset Representations Reviewer reasonably determines that any of the Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than twenty (20) calendar days before completing the review, and the Servicer will use reasonable efforts to provide the Asset Representations Reviewer access to such missing Review Materials or other documents or information to correct the insufficiency within (fifteen (15) calendar days. If the missing or insufficient Review Materials have not been provided by the Servicer within sixty (60) calendar days, the parties agree that the Subject Lease will have a Test Incomplete for the related Test(s) and the Review Report will indicate the reason for the Test Incomplete.

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Section 3.4         Performance of Reviews.

(a)            Test Procedures. For an Asset Review, the Asset Representations Reviewer will perform for each Subject Lease the procedures listed under “Tests” in Schedule A for each representation and warranty (each, a “Test”), using the Review Materials listed for each such Test in Schedule A. For each Test and Subject Lease, the Asset Representations Reviewer will determine in its reasonable judgment if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”), or if the Test could not be concluded as a result of missing or incomplete Review Materials (a “Test Incomplete”). The Asset Representations Reviewer will use such determination for all Subject Leases that are subject to the same Test.

(b)            Review Period. The Asset Representations Reviewer will complete the Review of all of the Subject Leases within sixty (60) calendar days after receiving access to the Review Materials under Section 3.3(a). However, if missing or additional Review Materials are provided to the Asset Representations Reviewer under Section 3.3(b), the review period will be extended for an additional thirty (30) calendar days.

(c)            Completion of Review for Certain Subject Leases. Following the delivery of the list of the Subject Leases and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Subject Lease is paid in full by or on behalf of the Obligor or reallocated from the Transaction SUBI Portfolio in accordance with the applicable Transaction Document. On receipt of notice, the Asset Representations Reviewer will immediately terminate all Tests of such Leases and the Review of such Leases will be considered complete (a “Test Complete”). In this case, the Review Report will indicate a Test Complete for the Leases and the related reason.

(d)            Previously Reviewed Lease: Duplicative Tests. If any Subject Lease was included in a prior Asset Review, the Asset Representations Reviewer will not perform the same Tests on it, but will include the results of the previous Tests in the Review Report for the current Asset Review.

(e)            Duplicative Tests. If the same Test is required for more than one representation or warranty listed on Schedule A, the Asset Representations Reviewer will only perform the Test once for each Review Lease but will report the results of the Test for each applicable representation or warranty on the Review Report.

(f)             Termination of Review. If an Asset Review is in process and the Notes will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten (10) calendar days before that Payment Date. On receipt of notice, the Asset Representations Reviewer will terminate the Asset Review immediately and will have no obligation to deliver a Review Report.

(g)            Servicer Representative. The Servicer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Asset Representations Reviewer in its completion of an Asset Review.

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(h)            Asset Representations Reviewer Representative. The Asset Representations Reviewer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Servicer, the Sponsor, the Issuer or the Indenture Trustee during the Asset Representations Reviewer’s completion of an Asset Review.

Section 3.5         Review Reports.

(a)            Within five (5) Business Days after the end of the Asset Review period under Section 3.4(b), the Asset Representations Reviewer will deliver to the Issuer, the Sponsor, the Servicer and the Indenture Trustee a Review Report indicating for each Subject Lease whether there was a Test Pass or a Test Fail for each Test, or whether the Subject Lease was a Test Complete and the related reason. The Review Report will contain a summary of the findings and conclusions of the Asset Representations Reviewer with respect to the Asset Review to be included in the Issuer’s Form 10-D report for the Collection Period in which the Review Report is received. The Asset Representations Reviewer will ensure that the Review Report does not contain any Issuer PII. On the reasonable request of the Servicer or the Indenture Trustee, acting solely on behalf of the Noteholders, the Asset Representations Reviewer will provide additional details on the Test results.

(b)            Questions About Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Servicer or the Indenture Trustee, acting solely on behalf of the Noteholders, until the earlier of (i) payment in full of the Notes and (ii) two years after the delivery of the Review Report. The Asset Representations Reviewer will have no obligation to, and will not, respond to questions or requests for clarification from Noteholders or any Person other than the Servicer or the Indenture Trustee, acting solely on behalf of the Noteholders, and will direct such Persons to submit written requests to the Servicer.

Section 3.6         Limitations on Review Obligations.

(a)            Review Process Limitations. The Asset Representations Reviewer will have no obligation:

(i)         to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct an Asset Review under the Indenture, and may rely on the information in any Review Notice delivered by the Indenture Trustee;

(ii)        to determine which Leases are subject to an Asset Review, and may rely on the lists of Subject Leases provided by the Servicer;

(iii)       to obtain or confirm the validity of the Review Materials and no liability for any errors in the Review Materials and may rely on the accuracy and completeness of the Review Materials;

(iv)      other than as specified in Section 3.3(b), to obtain missing or insufficient Review Materials from any party or any other source;

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(v)       to take any action or cause any other party to take any action under any of the Transaction Documents or otherwise to enforce any remedies against any Person for breaches of representations or warranties about the Subject Leases;

(vi)      to determine the reason for the delinquency of any Subject Lease, the creditworthiness of any Obligor, the overall quality of any Subject Lease or the compliance by the Servicer with its covenants with respect to the servicing of any Subject Lease; or

(vii)     to establish cause, materiality or recourse for any Test Fail as described in Section 3.4.

Section 3.7         Dispute Resolution. If a Subject Lease that was the subject of an Asset Review becomes the subject of a dispute resolution proceeding under Section 7.6 of the Indenture, the Asset Representations Reviewer shall participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses and reasonable compensation of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the Requesting Party for the dispute resolution and will be paid by a party to the dispute resolution pursuant to the terms of Section 7.6 of the Indenture. If not paid by a party to the dispute resolution, the expenses will be reimbursed according to Section 4.3 of this Agreement.

ARTICLE IV
ASSET REPRESENTATIONS REVIEWER

Section 4.1         Representations and Warranties. The Asset Representations Reviewer represents and warrants to the Issuer as of the Closing Date:

(a)            Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a limited liability company in good standing under the laws of its state of formation. The Asset Representations Reviewer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b)            Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)            No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (A) conflict with, or be a breach or default under, any indenture, loan agreement, guarantee or other agreement or instrument under which the Asset Representations Reviewer is a debtor or guarantor, (B) result in the creation or imposition of any Lien on any of the properties or assets of the Asset Representations Reviewer under the terms of any indenture, loan agreement, guarantee or other agreement or instrument, (C) violate the organizational documents of the Asset Representations Reviewer or (D) violate any law or any order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

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(d)            No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Asset Representations Reviewer, threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the completion of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e)            Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 5.1, and will notify the Issuer and the Servicer promptly if it no longer meets, or reasonably expects that it will no longer meet, the eligibility requirements in Section 5.1.

Section 4.2         Covenants. The Asset Representations Reviewer covenants and agrees that:

(a)            Eligibility. It will notify the Issuer and the Servicer promptly if it no longer meets the eligibility requirements in Section 5.1.

(b)            Review Systems; Personnel. It will maintain or utilize business process management and/or other systems necessary to ensure that it can perform each Test. The Asset Representations Reviewer will ensure that these systems allow for each Subject Lease and the related Review Materials to be individually tracked and stored as contemplated by this Agreement. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Asset Reviews as required by this Agreement.

(c)            Maintenance of Review Materials. It will maintain copies of any Review Materials, Review Reports and other documents relating to an Asset Review, including internal correspondence and work papers, for a period of two years after the termination of this Agreement or repayment of the Notes in full, whichever comes first. Thereafter the Asset Representations Reviewer shall have no obligation to retain such records or to respond to inquiries concerning any Asset Review.

Section 4.3         Fees, Expenses and Indemnities.

(a)            Annual Fee. The Sponsor will pay the Asset Representations Reviewer, as compensation for agreeing to act as the Asset Representations Reviewer under this Agreement, an annual fee equal to $5,000. The annual fee will be paid as agreed in Section 4.3(d) by the Sponsor until this Agreement is terminated; provided, that in the year in which all Notes are paid in full, the annual fee shall be reduced pro rata by an amount equal to the days of the year in which the Notes are no longer outstanding.

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(b)            Review Fee. Following the completion of an Asset Review and the delivery to the Indenture Trustee, the Sponsor and the Servicer of the Review Report, or the termination of an Asset Review according to Section 3.4(f), and the delivery to the Sponsor of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $200.00 for each account containing a Subject Lease (the “Review Fee”). However, no Review Fee will be charged for any Tests that were performed in a prior Asset Review or for any Asset Review in which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Review in accordance with Section 3.4(f). The Sponsor will pay the Review Fee to the Asset Representations Reviewer in accordance with the terms of Section 4.3(d) of this Agreement. If an Asset Review is terminated according to Section 3.4(f), the Asset Representations Reviewer must submit its invoice for the Review Fee for the terminated Asset Review no later than five Business Days before the final Payment Date to be reimbursed no later than the final Payment Date.

(c)            Reimbursement of Travel Expenses. If the Servicer provides access to the Review Materials at one of its properties, the Sponsor will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Asset Review upon receipt of a detailed invoice.

(d)            Dispute Resolution Expenses. If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.7 and its reasonable out-of-pocket expenses and reasonable compensation for the time it incurs in participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days of the end of the proceeding, the Sponsor will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice.

(e)            Payment of Fees, Expenses and Indemnities. The Asset Representations Reviewer shall submit reasonably detailed invoices to the Sponsor for any amounts owed to it under this Agreement. To the extent any fees, expenses and indemnities provided for in this Section 4.3 or Section 4.6(a) have not been paid by the Sponsor within sixty (60) calendar days following the receipt of a detailed invoice, such fees, expenses and indemnities shall be paid by the Issuer pursuant to Section 5.4(b) or Section 8.4(a) of the Indenture, as applicable; provided, that prior to any such payment pursuant to the Indenture, the Asset Representations Reviewer shall notify the Sponsor and the Issuer in writing that such payments have been outstanding for at least sixty (60) calendar days. For the avoidance of doubt, to the extent that such owed amounts are not paid in full by the Sponsor or any other party, upon receipt of a detailed invoice, the Asset Representations Reviewer shall be entitled to payment by the Sponsor of incurred but otherwise unpaid amounts.

Section 4.4         Limitation on Liability.

The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith, breach of this Agreement or negligence in performing its obligations under this Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

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Section 4.5         Indemnification by Asset Representations Reviewer.

The Asset Representations Reviewer will indemnify each of the Issuer, the Depositor, the Servicer, the Sponsor, the Owner Trustee and the Indenture Trustee (each, an “Indemnified Party”) and their respective directors, officers, employees and agents for all costs, expenses, losses, damages and liabilities (including any reasonable legal fees and expenses incurred by an Indemnified Party in connection with the enforcement of any indemnification or other obligation of the Asset Representations Reviewer) resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement, (b) the Asset Representations Reviewer’s failure to comply with the requirements of applicable federal, state or local laws and regulations in the performance of its duties hereunder or (c) the Asset Representations Reviewer’s breach of any of its representations, warranties, covenants or other obligations in this Agreement; provided, however, that the Asset Representations Reviewer shall not be liable for or required to indemnify an Indemnified Party from and against expenses arising or resulting from the Indemnified Party’s willful misconduct, bad faith or negligence. The Asset Representations Reviewer’s obligations under this Section 4.5 will survive the termination of this Agreement, the termination of the Issuer and the permitted resignation or removal of the Asset Representations Reviewer.

Section 4.6         Indemnification of Asset Representations Reviewer.

(a)            Indemnification. The Sponsor will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of the Asset Representations Reviewer’s obligations under this Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence, (ii) the Asset Representations Reviewer’s failure to comply with the requirements of applicable federal, state and local laws and regulations in the performance of its duties hereunder or (iii) the Asset Representations Reviewer’s breach of any of its representations, warranties, covenants or other obligations in this Agreement. To the extent not paid by the Sponsor, any such indemnification amounts shall be paid by the Issuer pursuant to Section 5.4(b) or Section 8.4(a) of the Indenture, as applicable.

(b)            Proceedings. Promptly on receipt by an Indemnified Person of notice of a Proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.6(a), notify the Sponsor of the Proceeding. The Sponsor may participate in and assume the defense and settlement of a Proceeding at its expense. If the Sponsor notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Sponsor assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Sponsor will not be liable for legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Sponsor and an Indemnified Person. If there is a conflict, the Sponsor will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person. No settlement of a Proceeding may be made without the approval of the Sponsor and the Indemnified Person, which approval will not be unreasonably withheld.

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(c)            Survival of Obligations. The Sponsor’s obligations under this Section 4.6 will survive the permitted resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

(d)            Repayment. If the Sponsor makes any payment under this Section 4.6 and the Indemnified Person later collects any of the amounts for which the payments were made to it from others, the Indemnified Person will promptly repay the amounts to the Sponsor.

Section 4.7         Inspections of Asset Representations Reviewer.

The Asset Representations Reviewer agrees that, with reasonable prior notice not more than once during any year, it will permit authorized representatives of the Issuer, the Servicer or the Sponsor, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuer’s, the Servicer’s or the Sponsor’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Issuer, the Servicer and the Sponsor will, and will cause its authorized representatives to, hold in confidence any proprietary or confidential information of the Asset Representations Reviewer except if disclosure may be required by law or if the Issuer, the Servicer or the Sponsor reasonably determines that it is required to make the disclosure under this Agreement or the other Transaction Documents. Except as described in Section 4.2(c), the Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 4.8         Delegation of Obligations. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the parties to this Agreement.

Section 4.9         Confidential Information.

(a)            Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section 4.9, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Issuer, the Sponsor and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Asset Reviews of Subject Leases or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by PFS or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

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(b)            Definition. “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:

(i)         lists of Subject Leases and any related Review Materials;

(ii)        origination and servicing guidelines, policies and procedures, and form contracts; and

(iii)       notes, analyses, compilations, studies or other documents or records prepared by the Sponsor or the Servicer, which contain information supplied by or on behalf of the Sponsor or the Servicer or their representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer, the Sponsor or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer, the Sponsor or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuer, the Sponsor or the Servicer provides permission to the applicable Information Recipients to release.

(c)            Protection. The Asset Representations Reviewer will use reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.9.

(d)            Disclosure. If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its reasonable efforts to provide the Issuer, the Sponsor and the Servicer with notice of the requirement and will cooperate, at the Sponsor’s expense, in the Issuer’s and the Sponsor’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuer or the Sponsor is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

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(e)            Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section 4.9 by its Information Recipients.

(f)            Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer, the Sponsor and the Servicer and the Issuer, the Sponsor and the Servicer may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuer or the Servicer to enforce this Section 4.9, the prevailing party will be reimbursed for its fees and expenses, including reasonable attorney’s fees, incurred for the enforcement.

Section 4.10         Personally Identifiable Information.

(a)            Definitions. “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), vehicle identification number(s) or “VIN(s)”, any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual. “Issuer PII” means PII furnished by the Issuer, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b)            Use of Issuer PII. The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII except as provided in this Agreement. None of the Issuer, the Sponsor or the Servicer intend to share, provide or supply any Issuer PII to the Asset Representations Reviewer except that which is in the Review Materials as necessary to perform the Asset Review. The Asset Representations Reviewer will use Issuer PII only to perform its obligations under this Agreement or as specifically directed and agreed to in writing by the Sponsor and will only reproduce Issuer PII to the extent necessary for these purposes. The Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards designed to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c)            Additional Limitations. In addition to the use and protection requirements described in Section 4.10(b), the Asset Representations Reviewer’s use and disclosure of Issuer PII is also subject to the following requirements:

(i)         The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform an Asset Review, (B) with the prior consent of the Issuer or (C) as required by applicable law. When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task. The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuer PII on the proper use and protection of Issuer PII.

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(ii)        The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer.

(iii)       The Asset Representations Review and the Sponsor may enter into written agreements concerning the use, disclosure, security, and destruction of Issuer PII.

(d)            Notice of Breach. The Asset Representations Reviewer will notify the Issuer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII and, where applicable, immediately take action to prevent any further breach.

(e)            Return or Disposal of Issuer PII. Except where return or disposal is prohibited by applicable law or as otherwise agreed by the Sponsor and the Asset Representations Reviewer in writing, and, if applicable, subject to the terms of Section 4.2(c) with respect to required retention of materials, promptly on the earlier of the completion of the Asset Review or the written request of the Issuer, all Issuer PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer. Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuer PII to that required by applicable law.

(f)            Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section 4.10. The Asset Representations Reviewer and the Issuer agree to modify this Section 4.10 as necessary from time to time for either party to comply with applicable law.

(g)            Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing an Asset Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.10, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party will be entitled to enforce the PII related terms of this Section 4.10 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

(h)            Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Issuer and its authorized representatives to audit the Asset Representations Reviewer’s compliance with this Agreement during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. The Issuer agrees to make reasonable efforts to schedule any audit described in this Section 4.10 with the inspections described in Section 4.7. The Asset Representations Reviewer will also permit the Issuer and its authorized representatives during normal business hours on reasonable advance written notice to audit any service providers used by the Asset Representations Reviewer with the Sponsor’s prior written consent to fulfill the Asset Representations Reviewer’s obligations under this Agreement. Each of the Issuer, the Servicer and the Sponsor will, and will cause its authorized representatives to, hold in confidence any proprietary or confidential information of the Asset Representations Reviewer except if disclosure may be required by law.

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ARTICLE V
RESIGNATION AND REMOVAL; SUCCESSOR ASSET REPRESENTATIONS REVIEWER

Section 5.1         Eligibility Requirements for Asset Representations Reviewer. The Asset Representations Reviewer must be a Person who (a) is not affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Calculation Agent, the Owner Trustee or any of their Affiliates and (b) was not, and is not affiliated with a Person that was, engaged by the Sponsor or any Underwriter to perform any due diligence on the Leases prior to the Closing Date.

Section 5.2         Resignation and Removal of Asset Representations Reviewer.

(a)            No Resignation of Asset Representations Reviewer. The Asset Representations Reviewer will not resign as Asset Representations Reviewer unless (a) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1 or (b) upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. The Asset Representations Reviewer will notify the Issuer and the Servicer of its resignation as soon as practicable after it determines it is required to resign and stating the resignation date and including an opinion of counsel supporting its determination, which opinion may be delivered by employees of or counsel to the Asset Representations Reviewer and in form and substance reasonably satisfactory to the recipient(s).

(b)            Removal of Asset Representations Reviewer. If any of the following events occur, the Sponsor, by notice to the Asset Representations Reviewer, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i)         the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1;

(ii)        the Asset Representations Reviewer breaches of any of its representations, warranties, covenants or obligations in this Agreement; or

(iii)       a Bankruptcy Event of the Asset Representations Reviewer occurs.

(c)            Notice of Resignation or Removal. The Sponsor will notify the Issuer, the Owner Trustee and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

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(d)            Continue to Perform After Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.3(b).

Section 5.3         Successor Asset Representations Reviewer.

(a)            Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, the Sponsor will appoint a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.1.

(b)            Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuer and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or has entered into a new agreement with the Issuer and the Servicer on substantially the same terms as this Agreement.

(c)            Transition and Expenses. If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The Asset Representations Reviewer will pay the reasonable expenses (including the fees and expenses of counsel) of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on such obligations on receipt of an invoice with reasonable detail of the expenses from the Issuer or the successor Asset Representations Reviewer.

Section 5.4         Merger, Consolidation or Succession.

Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.1, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VI
OTHER AGREEMENTS

Section 6.1         Independence of Asset Representations Reviewer.

The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer, the Owner Trustee or the Indenture Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless authorized by the Issuer, the Owner Trustee, or the Indenture Trustee, respectively, the Asset Representations Reviewer will have no authority to act for or represent the Issuer, the Owner Trustee or the Indenture Trustee and will not be considered an agent of the Issuer, the Owner Trustee or the Indenture Trustee. None of the Issuer, the Owner Trustee or the Indenture Trustee will be responsible for monitoring the performance of the Asset Representations Reviewer or liable to any Person for the failure of the Asset Representations Reviewer to perform its obligations hereunder. Nothing in this Agreement will make the Asset Representations Reviewer and any of the Issuer, the Owner Trustee or the Indenture Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

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Section 6.2         No Petition.

Each of the parties, by entering into this Agreement, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor (including, without limitation, the Issuer) or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against (i) the Depositor or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 6.2 will survive the termination of this Agreement.

Section 6.3         Limitation of Liability of Owner Trustee.

It is expressly understood and agreed by the parties that (i) this Agreement is executed and delivered on behalf of the Issuer by Wilmington Trust, National Association, not individually or personally, but solely in its capacity as Owner Trustee, at the direction of the Depositor in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only, and is binding only on the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally or as Owner Trustee, to perform any covenant or obligation either expressed or implied contained herein of the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) Wilmington Trust, National Association has made no and will make no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (v) under no circumstances shall Wilmington Trust, National Association, be personally liable for the payment of any indebtedness, indemnity obligations or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents, as to all of which recourse shall be limited to the assets of the Issuer.

Section 6.4         Termination of Agreement.

This Agreement will terminate, except for the obligations under Section 4.5 or as otherwise stated in this Agreement, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.

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ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1         Amendments.

(a)            Any term or provision of this Agreement may be amended by PFS and the Asset Representations Reviewer without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)        PFS delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders;

(ii)        PFS delivers an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(iii)       the Rating Agency Condition is satisfied with respect to such amendment and PFS notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b)            This Agreement may also be amended from time to time by PFS and the Asset Representations Reviewer, with the consent of the Noteholders evidencing not less than a majority of the aggregate Note Balance of the Outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c)            Any term or provision of this Agreement may also be amended from time to time by PFS and the Asset Representations Reviewer, for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the Certificates, without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person; provided, however, that PFS shall provide written notification of such amendment to the Indenture Trustee, the Issuer, the Owner Trustee and promptly after the execution of any such amendment, PFS shall furnish a copy of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee.

(d)            Prior to the execution of any such amendment, PFS shall provide written notification of the substance of such amendment to each Rating Agency, the Indenture Trustee and the Owner Trustee; and promptly after the execution of any such amendment, PFS shall furnish a copy of such amendment to each Rating Agency, the Indenture Trustee and the Owner Trustee; provided, that no amendment shall be effective which affects the rights, protections, immunities, indemnities or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed)

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Section 7.2         Assignment. Except as stated in Section 5.4, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the parties to this Agreement.

Section 7.3         Binding Effect; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and each of the Owner Trustee and the Indenture Trustee shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

Section 7.4         Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service or by electronic transmission and addressed in each case as specified on Schedule III to the SUBI Sale Agreement, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and in the manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

Section 7.5         Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.6         Headings. The article and section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 7.7         Counterparts. This Agreement may be executed in any number of counterparts, including in counterparts executed via electronic signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

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Section 7.8         Waivers. No failure or delay on the part of PFS, the Issuer or the Asset Representations Reviewer in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Section 7.9         Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties hereto with respect to the subject matter hereof.

Section 7.10       Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.11       Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.12       Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 7.3 of this Agreement;

(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

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(e)            to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

Section 7.13       Electronic Signatures and Transmission.

(a)            For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by electronic transmission. The term “electronic signature” shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto agrees that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign Act, UETA or any applicable state law. Each of the parties hereto are authorized to accept written instructions, directions, reports, notices or other communications delivered by electronic transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the parties hereto shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information delivered to such party, including, without limitation, the risk of such party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b)            Any requirement in this Agreement that a document, including this Agreement, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

Section 7.14       Merger or Consolidation. Any entity into which PFS may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which PFS shall be a party, or any entity succeeding to the business of PFS, shall be the successor to PFS under this Agreement, in each case, without the execution or filing of any additional paper or any further act on the part of any of the parties hereto.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

Section 7.15       Multiple Roles. It is expressly acknowledged, agreed and consented to that Wilmington Trust Company will be acting in the capacity of Origination Trustee and its affiliate, Wilmington Trust, National Association will be acting in the capacity as Owner Trustee. Wilmington Trust Company and Wilmington Trust, National Association may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other equitable principles to the extent that any such conflict or breach arises from the performance by Wilmington Trust Company of its express duties set forth in the Origination Trust Agreement or the performance by Wilmington Trust, National Association of its express duties set forth in the Trust Agreement, all of which defenses, claims or assertions are waived by the parties hereto.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PORSCHE INNOVATIVE LEASE OWNER TRUST 2026-1, as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee

By:
Name: Title:

S-1	PILOT 2026-1: Asset Representations Review Agreement

PORSCHE FINANCIAL SERVICES, INC., as Sponsor and Servicer

By:
Name:
Title:

By:
Name:
Title:

S-2	PILOT 2026-1: Asset Representations Review Agreement

CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer

By:
Name:
Title:

S-3	PILOT 2026-1: Asset Representations Review Agreement

Schedule A

REPRESENTATIONS AND WARRANTIES, REVIEW MATERIALS AND TESTS

Representation

(1) Ownership:

a)	As of the Cut-Off Date, good and valid ownership of each Transaction Unit will be validly and effectively vested in the Origination Trust, free and clear of all Liens, except for Permitted Liens (and no Liens, other than a Lien of the type described in clause (1)(f) of the definition of Permitted Liens, shall be noted on the certificate of title for any Vehicle included in any such Transaction Unit).
b)	As of the Closing Date, good and valid ownership of the beneficial interest in each Transaction Unit will be validly and effectively conveyed to, and vested in the Buyer, free and clear of all Liens, except for Permitted Liens.

Documents

Lease

Title Documents (including any applications for title or DMV registration forms)

Procedures to be Performed

(i)	Review the Title Documents (including any applications for title or DMV registration forms) and confirm the Origination Trust is listed as the owner of the related Vehicle.
(ii)	Review the Lease and confirm no marks or notations indicate that the Lease has been pledged, assigned or otherwise conveyed to any Person other than the Origination Trust.
(iii)	Review the Title Documents (including any applications for title or DMV registration forms) and confirm the VIN number matches that which is recorded on the Lease.

If steps (i) through (iii) are confirmed, this will be a Test Pass.

Representation

(2) Event of Loss: According to the Servicer’s electronic records on the Cut-Off Date, no Vehicle included in any Transaction Unit was subject to an event which would constitute an Event of Loss.

Documents

Lease File

System Screenprint

Procedures to be Performed

(i)	Review the Lease File and the System Screenprint and confirm there is no indication that the related Vehicle was subject to an event which would constitute an Event of Loss.

(ii)	If step (i) is confirmed, this will be a Test Pass.

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Representation

(3) Eligible Units: As of the Cut-Off Date (or such other date as may be specifically set forth below), each Transaction Unit included in the Transaction SUBI Portfolio was an Eligible Unit:

(i)	the Lessee of which was (i) a resident of, or organized under the laws of and with its chief executive office in, the USA, (ii) not PFS or an Affiliate of PFS, (iii) not shown on the Servicer’s electronic records as a government or a governmental subdivision or agency, (iv) not shown on the Servicer’s records as a debtor in a pending bankruptcy proceeding and (v) not the Lessee of any Defaulted Unit;
(ii)	for which the related Lease required substantially equal monthly payments and provided for level payments that fully amortize the adjusted capitalized cost of such Lease to the related Contractual Residual Value over the term of such Lease, unless the Lease is a single payment Lease;
(iii)	for which the related Lease was payable solely in Dollars;
(iv)	for which the related Lease had an original lease term of not less than 12 months and not more than 60 months;
(v)	for which the related Lease had a remaining lease term of not less than 6 months and not more than 59 months;
(vi)	which had a Securitization Value no greater than $600,000.00;
(vii)	which was not a Delinquent Unit or a Defaulted Unit;
(viii)	for which the related Lease represented the valid, legal, and binding payment obligation of the related Lessee, enforceable in all material respects against that Lessee in accordance with its terms and not, according to the Servicer’s records, subject to any right to offset, counterclaim, defense or other lien, security interest, mortgage, pledge or encumbrance in, of or on that Lease in favor of any other person, except for Permitted Liens under the Transaction Documents;
(ix)	for which the related Lease required the related Lessee to insure the related Vehicle under a physical damage insurance policy;
(x)	for which the related Lease arose under a contract that did not require the Lessee under such contract to consent to the transfer, sale or assignment of the rights of the Origination Trust under such contract;
(xi)	the contract for which did not, in whole or in part, materially contravene any law, rule or regulation applicable thereto (including, without limitation, those relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);
(xii)	which was generated in the ordinary course of the Origination Trust’s business;
(xiii)	for which the related Lease is an “account” or “chattel paper” within the meaning of Section 9-102 of the UCC as in effect in the state of origination;
(xiv)	which, (i) if such Unit constitutes chattel paper evidenced by a tangible copy, for which there is only one original of the related Lease, and (ii) if such Unit constitutes chattel paper evidenced by an electronic copy, for which there is only a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic “record” constituting or forming a part of such Lease, and, in each case, which is held by the Servicer (or its custodian or vaulting agent) on behalf of the Origination Trust, and the Servicer has “control” of such chattel paper evidenced by an electronic copy within the meaning of Section 9-105 of the applicable UCC;

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(xv)	which was not shown in the Servicer’s records as having any credit-related recourse to the related Dealer;
(xvi)	for which the related Lease was in full force and effect, and had not been satisfied, subordinated or rescinded; and
(xvii)	for which the related Vehicle is a Porsche brand Vehicle.

Documents

Lease

Data Tape

Title Documents (including any applications for title or DMV registration forms)

Lease File

Approved Lease Forms

[System Screenprint]

Procedures to be Performed

(i)	Lessee

a.	Review the Lease and confirm the Lessee’s address was located within the USA.
b.	Review the Lease and confirm the Lessee was not PFS or an Affiliate of PFS.
c.	Review the Lease [and the System Screenprint] and confirm there is no evidence that the Lessee was a government or a governmental subdivision or agency.
d.	Review the [Data Tape][System Screenprint] and confirm there is no evidence that the Lessee is a debtor in a pending bankruptcy proceeding.
e.	Review the [Data Tape][System Screenprint] and confirm there is no evidence that the Lessee is in default

(ii)	Amortization

a.	Review the Lease and confirm the product of the number of payments and the monthly payment, together with any first and last payments, if applicable, is equal to the total of monthly payments.
b.	Review the Lease and confirm the adjusted capitalized cost minus the Contractual Residual Value is equal to the depreciation and any amortized amounts.
c.	Review the Lease and confirm that the depreciation and any amortized amounts equals the total of monthly payments.

(iii)	Dollars

a.	Review the Lease and confirm that all amounts are reported in Dollars.

(iv)	Original lease term

a.	Review the Lease and confirm the number of payments, including any first and last payment if applicable, is within the original lease term limits.

(v)	Remaining lease term

a.	Review the Data Tape and confirm the Lease had a remaining lease term within the lease term limits.

A-3	PILOT 2026-1: Asset Representations Review Agreement

(vi)	Securitization Value

a.	Review the Data Tape and confirm the Lease has a Securitization Value that does not exceed the maximum allowable dollar amount.

(vii)	Delinquent or Defaulted Unit

a.	Review the Data Tape and confirm the Lease is not more than 30 days past due.
b.	Review the Data Tape and confirm that, if the related Vehicle has been repossessed, it has been charged off.
c.	Review the Data Tape and confirm that the Lease has not been charged off.

(viii)	Valid, legal, and binding payment obligation of Lessee

a.	Review the Lease and confirm Lease has been fully executed by the related Lessee.
b.	Review the Lease and the Title Documents (including any applications for title or DMV registration forms) and confirm that the Vehicle Identification Number (VIN) on the Lease matches the VIN on the Title Documents (including any applications for title or DMV registration forms).
c.	Review the Lease and confirm the Lease form number and revision date are on the list of Approved Lease Forms.

(ix)	Physical Damage Insurance Policy

a.	Review the Lease and confirm that the Lessee is required to insure the related Vehicle under a physical damage insurance policy.

(x)	Consent

a.	Review the Lease and confirm that the Lessee does not need to consent to the transfer, sale or assignment of the rights of the Origination Trust under such contract.

(xi)	Law, rule or regulation

a.	Review the Lease and confirm the form number and revision date are on the list of Approved Lease Forms.

(xii)	Ordinary course of the Origination Trust’s business

a.	Review the Lease and confirm the form number and revision date are on the list of Approved Lease Forms.

(xiii)	“Account” or “chattel paper”

a.	Review the Lease and confirm Lease is an “account” or “chattel paper” within the meaning of Section 9-102 of the UCC as in effect in the state of origination.

(xiv)	One original or one single “authoritative copy”

a.	If the Lease is considered chattel paper evidenced by a tangible copy, review the Lease and confirm there is one original executed copy.
b.	If the Lease is considered chattel paper evidenced by an electronic copy, review the Lease and confirm the Lease either constitutes an electronically authenticated original, or is marked “authoritative copy” within the meaning of Section 9-105 of the UCC.

(xv)	No credit-related recourse

a.	Review the Lease and confirm the Lease form number and revision date are on the list of Approved Lease Forms.
b.	Review the System Screenprint and confirm that there is no evidence that there is any credit-related recourse to the related Dealer.

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(xvi)	Full force and effect

a.	Review the Lease and confirm there is no indication within the Lease File that the Lease has been satisfied, subordinated or rescinded.

(xvii)	Porsche brand vehicle

a.	Review the Lease and confirm the related Vehicle’s make is within guidelines.

(xviii)	If steps (a) through (q) are confirmed, then this will be a Test Pass.

Representation

(4) Valid Assignment: No Transaction Lease was originated in, or is subject to the laws of, any jurisdiction under which the transfer and assignment of a beneficial interest in such Transaction Lease or the related Transaction Vehicle pursuant to a transfer of the Transaction SUBI Certificate or the Transaction SUBI or any other transaction contemplated hereunder to occur on or about the Closing Date, is unlawful, void or voidable. No Transaction Vehicle is subject to the laws of any jurisdiction under which the transfer and assignment of a beneficial interest in such Transaction Vehicle pursuant to a transfer of the Transaction SUBI Certificate or the Transaction SUBI, or any other transaction contemplated hereunder to occur on or about the Closing Date, is unlawful, void or voidable.

Documents

Lease

Procedures to be Performed

(i)	Review the Lease and confirm the form number and revision date are on the list of Approved Lease Forms.

(ii)	If step (i) is confirmed, this will be a Test Pass.

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